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EXHIBIT 99.1

                                                      FRIDAY, SEPTEMBER 28, 2001

Dear Fellow Shareholders:

Your management is tremendously excited about the future of your company. In an effort to share this excitement with you, our loyal shareholders, I am pleased to present the first in a series of letters to shareholders that we intend to make available on our website. We appreciate your support and hope you find informative this brief glimpse into the future of New Visual Corporation.

Recent tragic events, combined with the strains of economic change, have created an era of uncertainty in the eyes of many companies, consumers, investors, and our financial markets as a whole. Obviously, we are not immune to the effects of these events, but we are committed to carrying out our mission with the same vigor and resolve. Ironically, though our market valuation does not currently reflect this perception, we believe we are a stronger company today, with brighter prospects, than we have been at any time in our history.

In the following discussion, I have tried to explain how developments you may have read about in recent headlines regarding our progress are coming together to help us achieve our goals and enhance shareholder value. Our company's history includes an unusual transition of emphasis from an entertainment and marketing company specializing in content development to a technology company specializing in high-speed transmission over copper wire. Both branches of our company are beginning to bear fruit. We look forward to completing our legacy film project and launching a new breed of last mile technologies.

                           UPDATES - A PROGRESS REPORT

NV TECHNOLOGY
-------------

TECHNOLOGY DEVELOPMENT - Our development team leaders consist of: MIT alumni Dr. Michael Propp and his brother Dr. David Propp of Adaptive Networks; Dr. David Greaves of Cambridge University, who also manages our Cambridge studentship with mathematics protege Roberto Fernandez; Bruce McLeod (DSP expert); Dave DeFord (Analog expert); Dr. Kenneth Rubinson; and C. Rich Wilson. Bruce McLeod and Dave DeFord continue to operate from our new lab facility in Pleasanton, California.

We have been holding technical conferences on a weekly basis to critique and monitor the progress of our high bit rate, extended range copper wire transmission technology. Our initial testing and development has produced successful and promising results and has allowed the opportunity for more theoretical development and system level design. We are in discussions with a large, aggressive US carrier regarding field trials, which we believe we are still on track to conduct between the 1st and 2nd calendar quarters of next year.

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We have also been doing a great deal of research and simulation/modeling with a focus on noise, the single most prohibitive factor for transmitting high-speed data over copper wire. In this context, Dr. Michael Propp has made significant contributions. His 18 years experience in developing high speed power line technology provides a great deal of insight as to how to characterize and manage "noisy" transmission environments with dynamic efficiency.

MARKETING & BUSINESS DEVELOPMENT - We continue to communicate with the carriers (phone companies) on a number of fronts. At this stage, we are acutely interested in building technology that provides the greatest value to them by meeting their needs on multiple levels. In an effort to do that, we have been participating with the carriers in an exchange of information relating to their network topology, desired deployment speed and range, acceptable power levels, spectral management, and various other items. These are all critical elements of an intelligent and successful design.

We have also been approached by a number of well-known equipment vendors eager to learn more about our broadband transmission technology and discuss the potential of collaborating to incorporate the technology into multiple platforms. In advance of carrier trials, we anticipate further discussions with multiple equipment vendors regarding strategic alliances that would include compatibility testing for interoperability.

These dramatic improvements in our technology and relationships we are forging with potential customers and partners are bringing us much closer to realizing the potential of our exciting technology.

NV ENTERTAINMENT
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NV Entertainment, in conjunction with Top Secret Productions, Award winning director Bruce Brown, Dana Brown, and John-Paul Beeghly, is nearing completion of the filming of a movie with the working title of LIQUID. Produced by the team that produced THE ENDLESS SUMMER and ENDLESS SUMMER 2, LIQUID documents the world of surfing in the first years of the new millennium. Filmed in Costa Rica, Hawaii, Western Australia, Wisconsin, Vietnam, Santa Cruz, Half Moon Bay, Texas, Easter Island, Cortez Banks, Tahiti, Ireland and Southern California, LIQUID captures the unique and untold stories of more than 50 surfers around the globe. Limited exposure of footage and clips of the film have already produced a resoundingly positive response from industry professionals and ENDLESS SUMMER fans. A teaser clip of the film may be viewed on our website at http://www.newvisual.com/nve/films/.

Filming of the movie is 90 percent complete, and is wrapping up on time and on budget with an anticipated release date of summer 2002. The film also has received interest from potential corporate sponsors. With the legendary (if not cult-like) following and extraordinary financial prowess of its predecessor films made by the Browns, we expect LIQUID to generate box-office buzz on a multinational scale. As this engaging film approaches completion this winter, early next year and the summer of 2002 promise to be historic and exciting times for the Company.

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HOW WE WILL INFLUENCE CHANGE - Whether or not the hype surrounding the
"convergence" of voice, video, and data on ANY medium actually rings true from a business model perspective remains to be seen. Likewise, whether or not that truly "killer" application emerges in the near term that will ignite broadband demand is unclear - but we can be certain, more IS better. There are many indicators that certain markets will support these developments and clearly next generation technologies, such as MPEG compression, along with our transmission technology, will make the targets more easy to reach.

As we have explained, however, our introductory product is targeted for the business class broadband consumer and the telephone companies who serve them. We will be helping the phone companies, which own the copper telephone wire in the streets, increase the value of their existing assets by effectively increasing capacity and, therefore, their ability to provide more services and increase revenue. In practical terms, it means that we will be providing technology that will allow for videoconferencing or data sharing over the twisted pair with the relative deployment ease of common narrowband transmission technologies such as DSL. Trends resulting from the economic and political landscape are adding considerable value to this proposition, as companies seek to reduce the costs of doing business. And that is only the beginning.

STRENGTHS - Recently added resources provide management with tools of guidance, vision, and stability.

     o We have invested in and developed leading edge transmission technology, as well as a unique film property, both of which are being developed by experienced professionals with a history of success.

     o We have added world-class scientific leadership to our technology development team in advisors Dr. Michael Propp, Dr. David Greaves, Dr. Kenneth Rubinson, and Dr. Henry Beck.

     o We have forged relationships with leading US telephone companies that are already paying dividends in the form of design intelligence.

     o We have secured collaborative development partners that are helping to strengthen our team and focus our efforts.

     o We have begun business development in European markets with investment banks, telephone companies, and industry partners.

     o We are in late stage negotiations with potential merger/acquisition candidates that will expedite our time to market, improve our financial standing, and increase shareholders equity.

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     o    We have reduced our overhead, which enables us to accommodate current economic pressures.

CHALLENGES - Like any company at any stage, we face challenges to achieving our goals. We are, however, dedicated to meeting and overcoming those challenges with intellectual resources, strong resolve and commitment.

     o Market conditions challenge our ability to raise capital and acquire other business interests; therefore, we need to enforce efficiency and productivity as our resources become even more precious.

     o The window of opportunity for our technology is not evergreen; therefore, we need to do everything in our power to complete and market the technology as rapidly as possible.

OUR "CONVERGENCE" - For those of us with the honor to be working for you at New Visual, every day is exciting as we continue to build momentum and check off successive items of our plan.

With the film release anticipated for summer of 2002, we will undoubtedly begin to build awareness in the coming months that will whet the appetite of its consumers, potential distribution partners, and corporate sponsors. Similarly, as we near field trial testing with our broadband technology next year, we will prepare ourselves for the exposure associated with a technological breakthrough.

I am sure you all have felt the pains of market declines in general, and our stock in particular. Combine those factors with the tragic events of September 11th and ensuing economic ripples, and it becomes easy to understand why so many government officials and commerce leaders in America are echoing a resolve and commitment to stay the course and to prosper. We are no different - we remain resolute in our mission and commitment to making New Visual Corporation a success and increasing shareholder value.

Today, however, I also have to feel that the economic pressures and downward market trends have created enormous opportunities, particularly for those with vision. We are committed to becoming one of those opportunities. We are committed to carrying out our vision. We are committed to you.

                                                        Sincerely,


                                                        /s/ Ray Willenberg, Jr.

                                                        Ray Willenberg, Jr.
                                                        President and CEO
                                                        New Visual Corporation


With the exception of historical information contained in this letter, this letter to our shareholders includes forward-looking statements made under the ``Safe Harbor'' provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: product development difficulties; market demand and acceptance of products; the impact of changing economic conditions; business conditions in the Internet and telecommunications industries; reliance on third parties, including potential suppliers, licensors, and licensees; the impact of competitors and their products; risks concerning future technology; and other factors detailed in this letter and in the Company's Securities and Exchange Commission filings.